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                                EXHIBIT 10.23.1

                        SETTLEMENT AGREEMENT AND RELEASE

     This agreement is entered this 27th day of October, 1998 between and among Nutrition for Life International, Inc. ("NFLI") and Kevin Trudeau and K.T. Corp. (collectively "KT"). In exchange for the mutual covenants and agreements set forth herein and other good and valuable consideration, the parties agree as follows:

     1. Promptly upon NFLI's receipt of the executed originals of the documents listed on the attached Exhibit A, with all required medallion guarantees, and in a form and substance acceptable to NFLI and the pertinent stock transfer agent, which acceptance shall not be unreasonably withheld, NFLI will pay the sum of $458,675.00 pursuant to paragraph 6 of the August 19, 1998 agreement between NFLI and KT. Said funds will be distributed in accordance with the terms of the documents listed on the attached Exhibit A.

     2. NFLI will pay KT by wire transfer no later than October 29, 1998 the sum of $33,009.79, representing all amounts payable for the month of July 1998 by virtue of KT's October 24, 1997 agreement with NFLI, as if that agreement had remained in full force and effect for that month.

     3. NFLI will pay KT by wire transfer no later than October 29, 1998 the sum of $35,313.38, representing all amounts due and owing to KT for the month of July 1998 by virtue of KT's distributorship with NFLI, as if that distributorship had not been canceled.

     4. Upon payment of the sums described in paragraphs 1, 2, and 3 above, it is the express intention of the parties to this agreement to fully, finally, and completely resolve and discharge all claims of any kind whatsoever that have been or might be asserted against NFLI by KT and all other entities in which KT has or might acquire any interest, including, but not limited to, Premier Publishing, as well as to resolve and discharge any such claims that NFLI might have against KT. Such full, final, and complete resolution and discharge is agreed to be the essence of this agreement. Accordingly, upon receipt of the sums described in paragraphs 1, 2, and 3 above, KT agree that they shall be deemed to have fully, finally, and completely released and discharged NFLI and its directors, officers, and agents from any and all claims of any kind whatsoever which now exist or which might exist in the future based upon any conduct occurring prior to execution of this agreement, whether such claims are known or currently unknown. NFLI shall simultaneously be deemed to have released and discharged any such claims against KT, except claims that might arise from KT's breach of any warranties, certifications, representations, or agreements made by KT in the documents listed in Exhibit A hereto. KT agree that following receipt of the sums described in paragraphs 1, 2, and 3 above they shall not make or assist others in making any claims of any kind against NFLI or its directors, officers, and agents. The terms of this paragraph and the release described herein shall apply to every entity in which KT now hold or may in the future acquire any interest, including, but not limited to, Premier Publishing, as well as to their respective heirs, representatives, associates, successors, and assigns, as well as to NFLI and its successors and
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assigns. Kevin Trudeau and K.T. Corp. warrant that they have authority to agree to the foregoing terms and to make the foregoing release. NFLI also so warrants.

     5. The foregoing release is governed by and shall be interpreted under the law of the State of Illinois.

     6. The parties agree that any future dispute that may arise between them shall be submitted to binding arbitration.

     7. This agreement may be executed in counterparts. Signature pages transmitted by facsimile are acceptable, although signed originals of signature pages shall be furnished as promptly thereafter as possible.

                                  AGREED: ____________________________
                                          Kevin Trudeau and K.T. Corp.
                                          by Kevin Trudeau


                                  AGREED: ______________________________
                                          Nutritional for Life
                                          International, Inc. by
                                          Its Chief Executive Officer


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